UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 13, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 7 – Regulation FD

ITEM 7.01 – Regulation FD Disclosure

On January 13, 2016, the Company issued a press release stating that the Board of Directors of the Company has approved amendments to the Certificate of Incorporation and the By-laws of the Company which will eliminate the classification of the Board of Directors and will provide for the election of directors by a majority of the votes cast at a meeting of the shareholders.  The amendment to the Company’s Certificate of Incorporation will be presented for shareholder approval at the 2016 Annual Meeting of Shareholders.  The declassification of the Board of Directors and the election of directors by a majority of the votes cast will become effective only upon the approval of the shareholders.

The information included in this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, and shall not be incorporated by reference into any registration statement under the Securities Act except to the extent, if any, specifically identified in such registration statement as being incorporated by reference therein.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1                                Press Release dated January 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: January 13, 2016	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer